Amendment No. 1
                                                   EXECUTION COPY




                  NORTHROP GRUMMAN CORPORATION

                       _________________

                        AMENDMENT NO. 1

                  Dated as of November 1, 1996

                               to

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                   Dated as of April 15, 1994

            Amended and Restated as of March 1, 1996
                       _________________

                     CHASE SECURITIES INC.,
                          as Arranger

                   THE CHASE MANHATTAN BANK,
                    as Administrative Agent

    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                      as Syndication Agent

           MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent




                        AMENDMENT NO. 1


          AMENDMENT NO. 1 dated as of November 1, 1996, between NORTHROP GRUMMAN CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); THE CHASE MANHATTAN BANK, as Swingline Bank; and THE CHASE MANHATTAN BANK, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

          The Company, the Banks, and certain other banks listed on Schedule II hereto (hereinafter the "Non-Continuing Banks") and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of April 15, 1994 amended and restated as of March 1, 1996 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $3,800,000,000. The Company, the Banks and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          2.01.  References in the Credit Agreement to "this
Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          2.02. Section 1.01 of the Credit Agreement is amended by amending and (to the extent not already included in said
Section 1.01) adding the following definitions and inserting the same in the appropriate alphabetical locations:

          "'Amendment No. 1' shall mean the Amendment No. 1 dated as of November 1, 1996 to this Agreement among the Company, the Banks party thereto and the Administrative Agent.

          "'Amendment No. 1 Effective Date' shall mean the date on which Amendment No. 1 became effective.

          "'Applicable Facility Fee Rate' and 'Applicable Margin' shall mean, during any period when the Rating is in one of the Rating Groups specified below, the percentage set forth below opposite the reference to such fee or to the relevant Class and Type of Syndicated Loan:

                          REVOLVING CREDIT LOANS

                        Rating    Rating    Rating    Rating
                         Group     Group     Group     Group
     Fee or Loan           I        II       III        IV
Applicable
     Facility Fee         .10%     .125%      .15%      .25%
     Rate

Applicable
  Margin for              .20%      .25%      .30%      .50%
  Eurodollar
  Loans

Applicable
  Margin for                0%        0%        0%        0%
Base Rate
  Loans

                                TERM LOANS
                        Rating    Rating    Rating    Rating
                         Group     Group     Group     Group
     Fee or Loan           I        II       III        IV
Applicable
     Margin for           .30%     .375%      .45%      .75%
     Eurodollar
     Loans

Applicable
     Margin for             0%        0%        0%        0%
     Base Rate
     Loans

     Any change in the Applicable Facility Fee Rate or in the Applicable Margin by reason of a change in the Moody's Rating or the S&P Rating shall become effective on the date of announcement or publication by the respective Rating Agency of a change in such Rating or, in the absence of such announcement or publication, on the effective date of such changed Rating."

          "'Facility' shall mean the Revolving Credit Facility."

          "'Majority Banks' shall mean Banks holding more than 50% of the aggregate amount of (a) the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, the sum of (i) the aggregate unpaid principal amount of the Revolving Loans plus (ii) the aggregate unpaid principal amount of the Competitive Bid Loans plus (b) the aggregate principal amount of the Series II Term Loans."

          "Mandatory Prepayment Period" shall mean any period during which one or more of the following conditions is satisfied: (a) the Leverage Ratio is greater than 50%; or
     (b) an Investment Grade Rating Period does not exist.

          "'Rating' shall mean a Moody's Rating or an S&P
     Rating."

          "'Rating Agency' shall mean Moody's or S&P."

          "'Rating Group' shall mean any of Rating Group I,
     Rating Group II, Rating Group III and Rating Group IV."

          "'Rating Group I' shall mean (a) no Event of Default has occurred and is continuing and (b) the Moody's Rating is at or above Baa1 (or a Substitute Rating is at the corresponding rating level or higher) or the S&P Rating is at or above BBB+ (or a Substitute Rating is at the corresponding rating level or higher); "Rating Group II" shall mean (a) no Event of Default has occurred and is continuing, (b) the Moody's Rating is at or above Baa2 (or a Substitute Rating is at the corresponding rating level or higher) or the S&P Rating is at or above BBB (or a Substi tute Rating is at the corresponding rating level or higher) and (c) Rating Group I is not in effect; "Rating Group III" shall mean (a) no Event of Default has occurred and is continuing, (b) the Moody's Rating is at or above Baa3 (or a Substitute Rating is at the corresponding rating level or higher) or the S&P Rating is at or above BBB- (or a Substitute Rating is at the corresponding rating level or higher) and (c) neither Rating Group I nor Rating Group II is in effect; and "Rating Group IV" shall mean none of Rating Group I, Rating Group II or Rating Group III is in effect; provided that, (A) if the Moody's Rating and the S&P Rating (or, in either case, a Substitute Rating) shall be at different Rating levels and one of such Ratings is no more than one Rating level lower than the other of such Ratings, then the applicable Rating Group shall be based upon the higher of such Ratings and (B) if the Moody's Rating and the S&P Rating (or, in either case, a Substitute Rating) shall be at different Rating levels and one of such Ratings is two or more Rating levels lower than the other of such Ratings, then the applicable Rating Group shall be based upon a Rating that is one level lower than the higher of such Ratings."

          "'Revolving Credit Banks' shall mean (a) on the Amendment No. 1 Effective Date, the Banks having Revolving Credit Commitments as set forth in Schedule I hereto and
     (b) thereafter, the Banks from time to time holding Revolving Loans and/or Revolving Credit Commitments after giving effect to any assignments thereof permitted by
     Section 11.06 hereof."

          "'Series II Principal Payment Date' shall mean each Quarterly Date in each year, commencing with the second such Quarterly Date following the Amendment No. 1 Effective Date through and including the Series II Term Loan Final Maturity Date."

          "'Series II Term Loan Banks' shall mean (a) on the
     Amendment No. 1 Effective Date, the Banks having Series II
     Term Loans as set forth in Schedule I hereto and
     (b) thereafter, the Banks from time to time holding
     Series II Term Loans after giving effect to any assignments thereof permitted by Section 11.06 hereof."

          "'Term Loan Banks' shall mean the Series II Term Loan
     Banks."

          "'Term Loans' shall mean the Series II Term Loans."

          2.03. Clause (i) of the fourth sentence of the definition of "Interest Period" is amended to read in its entirety as follows:

     "(i) no Interest Period for any Revolving Loan may end after the Revolving Commitment Termination Date;".

          2.04. The definitions of "Equity Issuance", "Excess Cash Flow", "Principal Office", "Rating Level 1", "Rating
Level 2", "Series I Term Loans", "Series I Term Loan Banks", "Series I Term Loan Commitment", "Series I Term Loan Facility", "Series I Term Loan Final Maturity Date", "Series II Term Loan Commitment", "Series II Term Loan Facility" and "Term Loan Commitments" in Section 1.01 of the Credit Agreement are deleted in their entirety.

          2.05. The second sentence of Section 1.03 is amended to delete the following: "a Series I Term Loan,".

          2.06. Section 2.01 is amended to read in its entirety as follows:

          "2.01 Syndicated Loans. Subject to and upon the terms and conditions herein set forth, each Bank severally agrees
     (i) to make Revolving Loans (together with the Series II Term Loans, the "Syndicated Loans" and each a "Syndicated Loan") to the Company in Dollars up to such Bank's Commitment under the Revolving Credit Facility and (ii) to effect a prepayment and reallocation of, and thereafter to maintain, its Series II Term Loans, all as set forth below:

               (a)  [Intentionally omitted].

               (b) Series II Term Loans. Subject to the terms and conditions of this Agreement and Amendment No. 1, Series II Term Loans shall be prepaid and reallocated pursuant to
     Section 4.03(a) of Amendment No. 1 and thereafter may, at the option of the Company, be maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans.


               (c) Revolving Loans. Syndicated Loans under the Revolving Credit Facility shall be available at any time and from time to time from and after the Amendment Effective Date to and including the Revolving Commitment Termination Date. Subject to the terms and conditions of this Agreement, during such period, Revolving Loans may be borrowed, repaid and reborrowed and may, at the option of the Company, be borrowed and maintained as, and/or Converted into, Base Rate Loans or Eurodollar Loans. Notwithstanding the foregoing, no Revolving Loan shall be made if the sum of
     (i) such Revolving Loan (together with all other Revolving Loans and Competitive Bid Loans to be made on the same day as such Revolving Loan) plus (ii) the aggregate principal amount of all outstanding Competitive Bid Loans plus
     (iii) the aggregate principal amount of all outstanding Revolving Loans plus (iv) the aggregate principal amount of all outstanding Swingline Loans exceeds the aggregate amount of the Revolving Credit Commitments at such time."

          2.07. The second sentence of Section 2.02(a) of the Credit Agreement is amended to read in its entirety as follows:

     "Not later than 1:00 p.m. New York time on the date specified for each Syndicated Loan borrowing hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Administrative Agent, at an account in New York designated by the Administrative Agent, in immediately available funds, for account of the Company."

          2.08.  Subsection (f) of Section 2.03 of the Credit
Agreement is amended to read in its entirety as follows:

          "(f) Any Bank whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at an account in New York designated by the Administrative Agent in immediately available funds. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account designated by the Company."

          2.09. Subsection (b) of Section 2.04 is amended to read in its entirety as follows:

               "(b)  Termination of Commitments.  The Revolving
     Credit Commitments and the Swingline Commitment shall terminate on the Revolving Commitment Termination Date."

          2.10. Subsection (a) of Section 2.08 is amended to read in its entirety as follows:

               (a) The Syndicated Loans made by each Bank shall be evidenced (i) if Series II Term Loans, by a single promissory note of the Company in substantially the form of Exhibit A-2 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Series II Term Loan and otherwise duly completed (each a "Series II Term Note", collectively the "Series II Term Notes" or the "Term Notes") and (ii) if Revolving Loans, by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to its Revolving Credit Commitment and otherwise duly completed (each a "Revolving Note" and collectively the "Revolving Notes"). The date, amount, Type and interest rate of each Series II Term Loan and each Revolving Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the same, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure by such Bank to make such recordation or endorsement shall not relieve the Company of any of its obligations hereunder or under such Note.

          2.11.  Section 2.09 is amended to delete the word
"first" and the following phrase: "and second to the aggregate outstanding principal amount of the Series I Term Loans".

          2.12. Subsections (a), (b) and (e) of Section 2.10 of the Credit Agreement are each amended to read in their entirety as follows: "[Intentionally omitted]."

          2.13.  Subsection (c) of Section 2.10 of the Credit
Agreement is amended to read in its entirety as follows:

               "(c) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Banks pursuant to Section 8.09 hereof to any Disposition not otherwise permitted under Section 8.09 hereof, in the event that the Net Available Proceeds of any individual Disposition made after the Amendment Effective Date while a Mandatory Prepayment Period is in effect (or if, after giving effect to any such Disposition, a Mandatory Prepayment Period would exist) (herein, the "Current Disposition") exceeds $5,000,000 and, together with the Net Available Proceeds that individually exceed $5,000,000 of each prior Disposition as to which a prepayment has not yet been made under this Section 2.10(c), shall in the aggregate exceed $50,000,000 then, (i) at the time the Company gives notice to the Administrative Agent pursuant to Section 4.07 of the prepayment to be made pursuant to this Section 2.10(c), the Company will deliver to the Administrative Agent a statement, certified by a senior financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the aggregate amount of the Net Available Proceeds of such Current Disposition and prior Dispositions and (ii) the Company shall prepay the Term Loans in an aggregate amount equal to 100% of the Net Available Proceeds received for such Current Disposition and such prior Dispositions (except that Net Available Proceeds consisting of Permitted Buyer Indebtedness need not be applied to such prepayment until the earlier of any payment or Disposition of such Permitted Buyer Indebtedness and then only to the extent of such payment or the Net Available Proceeds of such Disposition), such prepayment to be effected as provided in paragraph (f) of this Section 2.10.

          2.14. Subsections (i) and (ii) of Section 2.10(f) shall be amended to read in their entirety as follows:

                    "(i) Prepayments of Term Loans described in paragraph (d) of this Section 2.10 shall be applied to the then remaining installments of the Series II Term
          Loans ratably.

                    (ii)  Prepayments of Term Loans described in
          paragraph (c) of this Section 2.10 shall be applied (A) to the extent that any such prepayment, together with all such prepayments theretofore made in any fiscal year after the Amendment No. 1 Amendment Effective Date, does not exceed $100,000,000, to the then remaining installments of the Series II Term Loans in direct order of their maturities and (B) thereafter to the then remaining installments of the Series II Term Loans ratably."

          2.15. The second sentence of Section 2.11(b) of the Credit Agreement is amended to read in its entirety as follows:

     "Not later than 3:00 p.m. New York time, on the date specified in each Swingline Borrowing Notice hereunder, the Swingline Bank shall, subject to the terms of this Agreement, make the amount of the Swingline Loan to be made by it on such date available to the Administrative Agent at an account in New York designated by the Administrative Agent in immediately available funds, for account of the Company."

          2.16.  Subsection (c) of Section 3.01 of the Credit
Agreement is amended to read in its entirety as follows:
"[Intentionally omitted]".

          2.17.  Subsection (d) of Section 3.01 of the Credit
Agreement is amended to read in its entirety as follows:

          "(d) The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal amount of the Series II Term Loans outstanding on the Amendment No. 1 Effective Date in 21 equal consecutive quarterly installments payable on the Series II Principal Payment Dates."

          2.18.  The first sentence of Section 4.01 of the Credit
Agreement is amended to read in its entirety as follows:

     "Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent at an account in New York designated by the Administrative Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
     Day)."

          2.19. Subsection (b) of Section 4.02 is amended to read in its entirety as follows:

     "(b) the making, Conversion and Continuation of Revolving Loans, and the Conversion and Continuation of Series II Term Loans, of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit Commitments (in the case of making of Loans) or their respective Revolving Credit and Series II Term Loans (in the case of Conversions and Continuations of Loans);

          2.20.  Subsection (c) of Section 8.01 of the Credit
Agreement is amended to read in its entirety as follows:

          "(c) with each of the financial statements required to be delivered under Section 8.01(a) or 8.01(b) hereof, a certificate of an authorized financial or accounting officer of the Company, in form and substance satisfactory to the Administrative Agent setting forth (i) the Net Available Proceeds of each Disposition in excess of $5,000,000 that has occurred in the fiscal period to which such financial statements relate and (ii) the aggregate amount of Net Available Proceeds for each other Disposition in excess of $5,000,000 that has occurred in prior fiscal periods and for which no prepayment has been made pursuant to
     Section 2.10(c) hereof;".

          2.21.  Clause (i) of Section 8.09(d) of the Credit
Agreement is amended to read in its entirety as follows:
"[Intentionally omitted];".

          2.22. Section 8.19 of the Credit Agreement is amended to read in its entirety as follows: "[Intentionally omitted]."

          2.23. The first sentence of Section 10.09 of the Credit Agreement is amended to read in its entirety as follows:

          "The Documentation Agent, the Syndication Agent and the Arranger identified on the cover page of this Agreement, or on the cover page of any amendment hereto, shall have no duties or responsibilities hereunder other than, in the case of the Documentation Agent and the Syndication Agent, as Banks hereunder."

          2.24. Schedule I of the Credit Agreement is amended to read in its entirety as Schedule I hereto.

          2.25. Exhibit A-1 is amended to read in its entirety as follows: "[Intentionally omitted]."

          Section 3. Representations and Warranties. The Company represents and warrants to the Banks that (i) the representations and warranties set forth in Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Section 7 to "this Agreement" included reference to this Amendment No. 1, (ii) after giving effect to the amendments in
Section 2 of this Amendment No. 1, no Default shall have occurred and be continuing, (iii) the making and performance by the Company of this Amendment No. 1, and the Revolving Notes and Series II Term Notes delivered pursuant to Section 4.04 hereof, have been duly authorized by all necessary corporate action and
(iv) this Amendment No. 1, and the Credit Agreement as amended by Amendment No. 1, constitute, and each of such Notes (when executed and delivered for value) will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 4.  Conditions Precedent.  As provided in
Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

          4.01. Execution by All Parties. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto.

          4.02. Payment of Interest and Fees. Each Bank and Non-Continuing Bank shall have been paid in full all interest and fees accrued under the Credit Agreement to the Amendment No. 1 Effective Date (as defined in the Credit Agreement as hereby amended).

          4.03. Reallocation. The Series II Term Loans shall have been prepaid under Section 2.09 of the Credit Agreement on November 1, 1996, but prior to the effectiveness of the amendments to the Credit Agreement set forth in Section 2 above, in an aggregate principal amount of $257,500,000; and immediately thereafter the Banks and the Non-Continuing Banks shall be deemed to have made and taken such assignments, as the case may be, of the remaining Series II Term Loans such that, after giving effect thereto, each Bank shall hold a Series II Term Loan in an aggregate principal amount set forth in opposite the name of such Bank in Schedule I hereto. In order to fund such assignments and thereby effect the reallocations of the Series II Term Loans, each Bank listed in Part A of Schedule III will pay on the Amendment No. 1 Effective Date to the Administrative Agent the amount set forth opposite such Bank's name in Part A of Schedule III, out of which aggregate amounts the Administrative Agent will pay on the Amendment No. 1 Effective Date to each Bank and Non-Continuing Bank listed in Part B of Schedule III the amount set forth opposite its name in Part B of Schedule III.

          4.04. Notes. The Administrative Agent shall have received Revolving Notes and Series II Term Notes, duly completed and executed by the Company in exchange for the Revolving Notes and Series II Term Notes of the Company previously delivered pursuant to the Credit Agreement.

          4.05. Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                            NORTHROP GRUMMAN CORPORATION


                            By: Albert F. Myers
                               Title: Corporate Vice President & Treasurer

                           THE BANKS


THE CHASE MANHATTAN BANK



By:  Richard C. Smith
   Title: Vice President


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION


By: Lori Kannegieter
   Title: Managing Director


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK


By:  Diana H. Imhof
   Title: Vice President